                Exhibit 11 -- Computation of Earnings per share

                                  (000's except share data)
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-------------------------------------------------------------------------------------------
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                                                 1999              1998              1997
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
Net income                                   $   14,004        $   12,254        $   11,080

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Weighted average basic shares
 outstanding                                  4,231,075         4,201,987         4,263,347
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Effect of stock options                          95,168           112,078            86,711
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Weighted average diluted shares               4,326,243         4,314,065         4,350,058
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Earnings per common share:
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Basic                                        $     3.31        $     2.92        $     2.60
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Diluted                                            3.24              2.84              2.55
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

            Computation of Earnings Per Share for the Three Months
                         Ended March 31, 2000 and 1999

                                                      (000's except share data)
                                                         Three Months Ended
                                                              March 31,
                                                     ---------------------------
                                                         2000            1999
                                                     ------------   ------------

Numerator:
 Net income available to common stockholders
 for basic and diluted earnings per share                $3,794         $2,968
Denominator:
 Denominator for basic earnings per common share -
   weighted average shares                            4,242,953       4,182,301
 Effects of diluted securities:
   Stock options                                         89,832          98,679
                                                     ------------   ------------
Denominator for dilutive earnings per common
   share - adjusted weighted average shares           4,332,785       4,280,980
                                                     ============   ============

Basic earnings per common share                           $0.89           $0.71
Diluted earnings per common share                         $0.88           $0.69